Exhibit 99.2

ADT, Origin AI and Verisure Sign Long-Term Commercial Agreement to Scale AI-Driven Security
February 24, 2026
Long-term agreement between ADT, Origin AI and Verisure to accelerate global deployment of Origin AI’s AI sensing technology.
BOCA RATON, Fla. / GENEVA, Switzerland – Feb. 24, 2026 – ADT Inc. (NYSE: ADT), Origin AI and Verisure (Nasdaq Stockholm: VSURE) today announced a five-year renewable commercial agreement under which Verisure will continue to license Origin AI’s proprietary AI sensing technology. The agreement follows ADT’s acquisition of Origin AI. Together, ADT and Verisure represent two of the world’s largest residential security providers.
Verisure has been a user of Origin AI’s sensing technology for the past five years, assisting in the development and commercialization of the technology and consumer use cases, and had been a minority investor in Origin AI since 2023.
The agreement expands Verisure’s existing rights to commercialize the AI sensing platform across its Europe and Latin America customer base. Key terms of the agreement include long-term rights to certain AI sensing use cases, including for age-technology applications; provisions to enable Verisure to secure rights to these use cases beyond the term of the current agreement; defined exclusivity in professionally monitored security in Europe and Latin America; and ongoing development collaboration, including data collaboration to enhance AI model performance and support development.  The agreement is valued at $30 million over five years for development services, in addition to a per-household activation fee in line with Verisure’s existing agreement with Origin AI.
AI sensing technology enables detection and verification of human presence and contextual in-home activity without reliance on cameras. The technology supports improved alarm verification, reduced false alarms, and expanded use cases in smart aging and occupancy intelligence.
“This five-year commercial agreement reflects the value and global scalability of our AI sensing platform,” said Omar Khan, Executive Vice President and Chief Business Officer of ADT. “Partnering with Verisure allows us to accelerate the deployment of AI-driven protection across millions of professionally monitored homes.”
Cristina Rivas, Verisure’s Chief Technology Officer said: “This agreement reflects our ongoing conviction in the value of AI sensing technology to provide peace of mind to our customers.  While we remain a vertically integrated technology company at our core, our collaboration with Origin AI is an external partnership that delivers clear strategic and financial advantages—strengthening our platform while preserving control, long-term continuity and defined exclusivity across our markets.”

Forward Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder.
These forward-looking statements relate to, among other things, the expected benefits of the licensing agreement; the anticipated scope, duration, and value of the commercial relationship; future deployment, scalability, and performance of AI sensing technology; potential revenue opportunities; expansion into new use cases or markets; and long-term strategic collaboration between the parties.
Without limiting the generality of the preceding sentences, any time we use words such as “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, the parties’ ability to successfully execute and maintain the commercial relationship; customer adoption and activation rates; regulatory or legal developments in applicable jurisdictions; technology performance and integration; data governance and privacy requirements; market conditions; and competitive dynamics. Factors that could cause such differences include those described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in ADT’s other filings with the SEC.
Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise unless required by law.
About ADT
ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S. ADT serves more than 6 million customers and is one of the largest residential security providers in North America. Through innovative offerings, unrivaled safety, and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit ADT.com.

Investor Relations:
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About Origin AI
Origin Wireless, Inc. is a leader in AI-enabled WiFi Sensing technology, redefining security with TruShield™ Security for Verified Human Presence™ detection. Trusted by Fortune 500 ISPs and multinational security providers, TruShield Security elevates home safety through precise, reliable whole-home WiFi monitoring. Backed by more than 200 patents, Origin’s award-winning technology sets a new standard in privacy and accuracy, proving that WiFi is more than connectivity. It is proactive, intelligent protection. For more information, visit www.originwirelessai.com.
About Verisure
Verisure is the leading provider of professionally monitored security services with 24/7 response in Europe and Latin America.
Every day, the company’s dedicated teams use leading technology to Deter, Detect, Verify and Intervene to protect ~ 6.2 million families and small businesses from intruders, fire, and health emergencies across 18 countries.
With over 35 years of insights, experience and innovation, Verisure is known for innovative products and services, category-creating marketing, sales excellence, and customer-centricity.
Verisure’s mission is to give customers peace of mind by protecting what matters most to them, grounded in the belief that everyone has the right to feel safe and secure.
Thanks to a strong focus on high quality service, Verisure aims to have the most satisfied and loyal portfolio of customers in the industry. The company estimates that it has some of the strongest growth and retention rates globally in consumer-facing services, demonstrating its commitment to exceptional service levels and strong value proposition to customers.
For more information visit www.verisure.com
Verisure Media Relations:
pressrelations@verisure.com
Verisure Investor Relations:
ir@verisure.com